AMENDED SCHEDULE A

Dated April 21, 2021

to the DISTRIBUTION AGREEMENT

Dated February 1, 2019

between

ULTIMUS MANAGERS TRUST

and

ULTIMUS FUND DISTRIBUTORS, LLC

TRUST SERIES

Adler Value Fund

Blue Current Global Dividend Fund

Blueprint Growth Fund

Evolutionary Tree Innovators Fund

HVIA Equity Fund

Karner Blue BioDiversity Impact Fund

Kempner Multi-Cap Deep Value Fund

Left Brain Compound Growth Fund

Lyrical International Value Equity Fund

Lyrical U.S. Value Equity Fund

Marshfield Concentrated Opportunity Fund

Meehan Focus Fund

Q3 All-Weather Sector Rotation Fund

Q3 All-Weather Tactical Fund

Wavelength Interest Rate Neutral Fund